KRAMER LEVIN NAFTALIS & FRANKEL LLP
                               919 THIRD AVENUE
                         NEW YORK, N.Y. 10022 - 3852


   TEL (212) 715-9100                                       47, Avenue Hoche
   FAX (212) 715-8000                                          75008 Paris
                                                                 France

                               October 22, 2001




Investec Funds
1055 Washington Blvd.
Stamford, CT 06901

            Re:   Investec Funds
                  Registration Statement on Form N-14
                  Relating to Investec Asia Small Cap Fund (File
                  No. 33-75340)
                  -----------------------------------------------


Gentlemen:

      We hereby consent to the reference of our firm as Counsel in this Registration Statement on Form N-14.

                                    Very truly yours,

                                    /s/ Kramer Levin Naftalis & Frankel LLP